First Quarter 2011 Earnings Conference Call

Friday, May 6, 2011

May 27, 2011

Since our founding in 1941, Crawford & Company has grown from a small independent claims adjusting firm to a global provider of claims services, business process outsourcing and consulting to companies in more than 70 countries.

As we mark our platinum anniversary, Crawford would like to thank our employees, clients, partners and shareholders throughout the world whose trust in us has contributed to our growth, innovative spirit and allowed us to gain unmatched expertise.

Crawford®



Celebrating
70
Years Of Service
1941-2011

Forward-looking Statements and Segment Operating Earnings

Forward Looking Statements:
This presentation contains forward-looking statements, including statements about the future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not statements of historical fact may be "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. Results for any interim period presented herein are not necessarily indicative of results to be expected for the full year or for any other future period. For further information regarding Crawford & Company, and the risks and uncertainties involved in forward-looking statements, please read Crawford & Company's reports filed with the United States Securities and Exchange Commission and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

Segment Operating Earnings:
Under the Financial Accounting Standards Board's Accounting Standards Codification Topic 280, "Segment Reporting," the Company has defined segment operating earnings as the primary measure used by the Company to evaluate the results of each of its four operating segments. Segment operating earnings exclude income taxes, interest expense, amortization of customer-relationship intangible assets, stock option expense, earnings or loss attributable to non-controlling interests, certain unallocated corporate and shared costs, and certain other nonrecurring gains and expenses.

Non-GAAP Financial Information:
For additional information about certain non-GAAP financial information presented herein, see the Appendix following this presentation.

Today's Agenda

Welcome and Opening Comments

First Quarter 2011 Business Summary

First Quarter 2011 Financial Review

Operational Review

2011 Focus and Guidance

Market-Leading Global Businesses

The world's largest fully-integrated independent provider of global claims management solutions.

EMEA-A/P

Serves the U.K., European, Middle Eastern, African and Asia Pacific markets

Americas

Serves the U.S., Canadian and Latin American markets

Broadspire

Serves large national accounts, carriers and self-insured entities

Legal Settlement Administration

Provides administration for class action settlements and bankruptcy matters

Crawford

BROADSPIRE
a Crawford Company

GCG
People. Power. Performance.

First Quarter 2011 Business Summary

- *Revenue and earnings reflected strong performance in Legal Settlement Administration*
- *Continued organic growth in EMEA/AP driven by weather-related claims in Australia and the U.K.*
- *Group claims increased 10.5% over the prior year quarter*
- *Diluted earnings per share were $0.23, compared with earnings per share of $0.06 in the 2010 first quarter*
- *Accelerated funding of U.S. frozen defined benefit pension plan improved the plan's risk profile and the Company's financial flexibility*
- *Quarterly dividend of $0.02 per share*


$ in millions
300
250
200
150
100
50
0
$285.0
$236.3
1Q 2011
1Q 2010
Revenue


$ in millions
14
12
10
8
6
4
2
0
$12.1
$3.1
1Q 2011
1Q 2010
Net Income Attributable to Shareholders of Crawford & Company

First Quarter 2011
Financial Review

First Quarter 2011 Financials

CRAWFORD & COMPANY

Income Statement Highlights

Unaudited

(In Thousands, Except Earnings Per Share Amounts and Percentages)

Quarter Ended March 31	2011	2010	% Change
Revenues:			
Revenues Before Reimbursements	$285,038	$236,266	21%
Costs of Services	206,942	176,546	17%
Selling, General, and Administrative Expenses	55,996	48,967	14%
Corporate Interest Expense, Net	4,136	4,137	0%
Loss on Sublease	-	2,663	nm
Total Costs and Expenses before Reimbursements	267,074	232,313	15%
Income Before Income Taxes	17,964	3,953	354%
Provision for Income Taxes	6,037	893	576%
Net Income	11,927	3,060	290%
Less: Net Income Attributable to Noncontrolling Interests	(220)	6	nm
Net Income Attributable to Shareholders of Crawford & Company	$12,147	$3,054	298%
Basic and Diluted Earnings Per Share	$0.23	$0.06	283%
Cash Dividends per Share:			
Class A and Class B Common Stock	$0.02	–	nm

nm=not meaningful

Crawford

2010 to 2011 First Quarter Bridge

In millions, except per share amounts	Revenues before Reimbursements	Net Income Attributable to Shareholders of Crawford & Company	Diluted EPS
First quarter 2010 results	$236.3	$3.1	$0.06
(Less)/Add:			
Foreign currency impact in 2011	2.0	0.1	-
Decrease in pension expense in 2011	-	0.8	0.02
Loss on sublease in 2010	-	2.0	0.04
Change in effective tax rate	-	(2.0)	(0.04)
All other operating changes	46.7	8.1	0.15
First quarter 2011 results	$285.0	$12.1	$0.23

Crawford

First Quarter 2011 Financials

Summary Results, Americas

For the quarters ended March 31, 2011 and 2010

In thousands, except percentages

Unaudited

	Pro Forma 2011*	2011**	2010	2011/2010 % Change
Revenues	$ 83,054	$ 85,317	$ 84,869	0.5%
Total Operating Expenses	79,954	82,203	78,020	5.4%
Operating Earnings	$ 3,100	$ 3,114	$ 6,849	-54.5%
Operating Margin	3.7%	3.6%	8.1%	

- √ *Positive revenue exchange rate impact of $2.3 million*
- √ *Operating earnings were negatively impacted by weakness in our U.S. and Latin America businesses*

*At 2010 average FX rates
**At 2011 average FX rates



$ in millions
100
80
60
40
20
0
$85.3
$84.9
1Q 2011
1Q 2010
Revenue



$ in millions
10.0
8.0
6.0
4.0
2.0
0.0
$3.1
$6.8
1Q 2011
1Q 2010
Operating Earnings

Crawford

U.S. Catastrophe (CAT) Activity

U.S. Catastrophe

- CAT revenue of $5.4 million in first quarter of 2011 compared to $3.2 million in 2010 period
- CAT cases numbered 2,800 in the first quarter of 2011 compared to 4,300 in the first quarter of 2010
- Revenue increase primarily due to support for weather-related claims in Australia and assistance provided for the Legal Settlement Administration special project

Revenues

$ in millions



$6
$5
$4
$3
$2
$1
$0
1Q 2011
1Q 2010

Crawford Cases

In 000s



6
5
4
3
2
1
0
1Q 2011
1Q 2010

Crawford

First Quarter 2011 Financials

Summary Results, EMEA/AP

For the quarters ended March 31, 2011 and 2010

In thousands, except percentages

Unaudited

	Pro Forma 2011*	2011**	2010	2011/2010 % Change
Revenues	$ 80,077	$ 79,775	$ 68,776	16.0%
Total Operating Expenses	72,996	72,623	63,963	13.5%
Operating Earnings	$ 7,081	$ 7,152	$ 4,813	48.6%
Operating Margin	8.8%	9.0%	7.0%	



$ in millions
80
75
70
65
60
$79.8
$68.8
1Q 2011
1Q 2010
Revenue



$ in millions
8.0
6.0
4.0
2.0
0.0
$7.2
$4.8
1Q 2011
1Q 2010
Operating Earnings

- √ ***Revenue grew 16% quarter over quarter primarily due to weather-related claims in the U.K. and Australia***
- √ ***Operating earnings improved 49% quarter over quarter***

*At 2010 average FX rates
**At 2011 average FX rates

Crawford

First Quarter 2011 Financials

Summary Results, Broadspire

For the quarters ended March 31, 2011 and 2010

In thousands, except percentages

Unaudited

	2011	2010	% Change
Revenues	$ 59,796	$ 61,963	-3.5%
Total Operating Expenses	62,956	64,296	-2.1%
Operating Loss	$ (3,160)	$ (2,333)	35.4%
Operating Margin	-5.3%	-3.8%	

- √ *Revenue gains from casualty claim increases were more than offset by lower workers compensation revenue*
- √ *Cost control initiatives continue*



$ in millions
70
65
60
55
50
45
40
$59.8
$62.0
1Q 2011
1Q 2010
Revenue



$ in millions
4
2
0
-2
-4
-6
-8
($3.2)
$(2.3)
1Q 2011
1Q 2010
Operating Loss

Crawford

First Quarter 2011 Financials

Summary Results, Legal Settlement Administration

For the quarters ended March 31, 2011 and 2010

In thousands, except percentages

Unaudited

	2011	2010	% Change
Revenues	$ 60,150	$ 20,658	191.2%
Total Operating Expenses	43,152	17,375	148.4%
Operating Earnings	$ 16,998	$ 3,283	417.8%
Operating Margin	28.3%	15.9%	

- √ ***Revenue and operating earnings increase reflects benefit of significant special project***
- √ ***Backlog of $110.0 million at March 31, 2011 versus $50.7 million at March 31, 2010***



$ in millions
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
$60.2
$20.7
1Q 2011
1Q 2010
Revenue



$ in millions
20.0
15.0
10.0
5.0
0.0
$17.0
$3.3
1Q 2011
1Q 2010
Operating Earnings

Crawford

First Quarter 2011 Financials

Crawford & Company

Balance Sheet Highlights

As of March 31, 2011 and December 31, 2010

(In Thousands)

	March 31, 2011	December 31, 2010	Change
Cash and cash equivalents	$46,732	$93,540	($46,808)
Accounts receivable, net	167,832	142,521	25,311
Unbilled revenues, net	129,606	122,933	6,673
Total receivables	297,438	265,454	31,984
Goodwill	126,982	125,764	1,218
Deferred revenues, net	77,696	75,526	2,170
Pension liabilities	142,395	165,030	(22,635)
Current portion of long-term debt, capital leases and short-term borrowings	16,785	2,891	13,894
Long-term debt, less current portion	219,829	220,437	(608)
Total debt	236,614	223,328	13,286
Total stockholders' equity attributable to Crawford & Company	102,029	89,516	12,513
Net debt*	189,882	129,788	60,094
Total debt / capitalization	70%	71%	

*Net debt is defined by the Company as long-term debt, capital leases and short-term borrowings, net of cash and cash equivalents.

Crawford

First Quarter 2011 Financials

Crawford & Company
Operating and Free Cash Flow

For the year-to-date periods ended March 31, 2011 and 2010

	(In Thousands) March 31, 2011	March 31, 2010	Variance
Net Income Attributable to Shareholders of Crawford & Company	$12,147	$3,054	$9,093
Plus: Depreciation and Other Non-Cash Operating Items	8,101	8,387	(286)
Less: Unbilled and Billed Receivables Change	(30,676)	(19,839)	(10,837)
Less: Working Capital Change	(19,792)	(5,403)	(14,389)
Less: U.S. Pension Contributions	(20,000)	(10,000)	(10,000)
Operating Cash Flow	(50,220)	(23,801)	(26,419)
Less: Property & Equipment Purchases, net	(3,667)	(2,018)	(1,649)
Less: Capitalized Software (internal and external costs)	(2,615)	(3,645)	1,030
Less: Mandatory Principal Payments	(650)	(6,400)	5,750
Free Cash Flow	($57,152)	($35,864)	($21,288)

Operational Review

2011 Operational Focus

- Key account management/cross-selling through the Crawford System of Claims Solutions
- Grow Business Process Outsourcing
- Expansion of Global Technical Services (GTS) and Contractor Connection
- Expansion of TPA offerings growing internationally
- Improve margins through cost control in all business segments

First Quarter Business Drivers

- Consolidated case growth of 10.5%
- U.S. weather events are driving increased claims activity
  - Severe weather – February to April 2011
- EMEA/AP catastrophic events
  - Australia: Queensland and Victoria flooding - December 2010 to January 2011
  - New Zealand earthquake - February 2011
  - Japan earthquake - March 2011



$ in millions
300
250
200
150
100
50
0
1Q 2011 4Q 2010 3Q 2010 2Q 2010 1Q 2010
Revenue



In 000s
400
350
300
250
200
150
100
50
0
1Q 2011 4Q 2010 3Q 2010 2Q 2010 1Q 2010
Cases

Americas

- U.S. Property and Casualty
  - Claims accelerated with recent weather events
  - Continued expansion of Global Technical Services
  - Growth in Contractor Connection with new clients secured in first quarter
  - Network in vehicle services improved through acquisition of ClaimHub
- Canada
  - Weather-related claims volume improving
  - Emphasis on cost control
- Latin America & Caribbean
  - Slow start to year in Brazil



Revenues by geographic region (in millions)
50
40
30
20
10
0
U.S. Prop & Cas
Canada
Lat.Am. & Car.
1Q 2011
1Q 2010



Americas Claims Referred (in 000s)
120
100
80
60
40
20
0
U.S. Prop & Cas
Canada
Lat.Am. & Car.
1Q 2011
1Q 2010

EMEA/AP

- Grow revenue and market share
  - New client acquisition continues
  - Expansion of TPA offerings in CEMEA
  - Recruitment of GTS adjusters continues
- U.K.
  - Surge event in U.K. – small homeowner claims
  - Executing work in progress reduction plan and improving DSO
- CEMEA
  - Claims volume increasing
  - Winning TPA accounts from independents
  - Acquisition of Studio Bolton (Italy)
- Asia/Pacific
  - Three catastrophes in Q1



Revenues by geographic region (in millions)
0
10
20
30
40
U.K.
CEMEA
Asia/Pacific
1Q 2011
1Q 2010



EMEA/AP Claims Referred (in 000s)
0
10
20
30
40
50
60
70
U.K.
CEMEA
Asia/Pacific
1Q 2011
1Q 2010

Broadspire

- Claims volume improved over Q1 2010
- Broadspire's fully-integrated offering continues to resonate in the market
- Robust pipeline and new client wins are encouraging
- Cost management initiatives continue
- Stabilization of revenue during 2011 is a priority; performance should improve late in the year

Revenues by service line (in millions)



40
30
20
10
0
1Q 2011
1Q 2010

Claims referred (in 000s)



40
30
20
10
0
1Q 2011
1Q 2010

Crawford

Legal Settlement Administration

- Second best quarter in GCG history
- Special project will drive revenue and operating earnings through 2011
- Core businesses continue to perform well
- Backlog at $110 million



Backlog (in millions)
120
110
100
90
80
70
60
50
40
30
20
$110.0
$50.7
1Q 2011
1Q 2010

Crawford

2011 Guidance Increased

- **Full Year 2011 Guidance:**
  - **Consolidated revenues before reimbursements between $1.04 billion and $1.07 billion**
  - **Consolidated operating earnings between $74.0 million and $82.0 million**
  - **Consolidated cash provided by operating activities between $30.0 million and $35.0 million**
  - **After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible asset amortization expense, and income taxes, net income attributable to shareholders of Crawford & Company between $33.0 million and $38.0 million, or $0.60 to $0.70 diluted earnings per share**

Crawford

First Quarter 2011
Earnings Conference Call
Friday, May 6, 2011

Reconciliation of Non-GAAP Items

Crawford & Company
(in $000's)

		March 31, 2011		December 31, 2010
Deferred Revenues, Net				
Deferred revenues, current	$	50,640	$	48,198
Deferred revenues, noncurrent		29,323		30,048
Total deferred revenues		79,963		78,246
Less:				
Receivable held in trust included in accounts receivable		1,661		1,661
Receivable held in trust included in other noncurrent assets		606		1,059
Deferred revenues, net	$	77,696	$	75,526
Net Debt				
Short-term borrowings	$	14,000	$	-
Current installments of long-term debt and capital leases		2,785		2,891
Long-term debt and capital leases, less current installments		219,829		220,437
Total debt		236,614		223,328
Less:				
Cash and cash equivalents		46,732		93,540
Net debt	$	189,882	$	129,788

		Three Months Ended March 31, 2011		Three Months Ended March 31, 2010
Revenues Before Reimbursements				
Total Revenues	$	304,108	$	252,053
Reimbursements		(19,070)		(15,787)
Revenues Before Reimbursements	$	285,038	$	236,266
Costs of Services Before Reimbursements				
Total Costs of Services	$	226,012	$	192,333
Reimbursements		(19,070)		(15,787)
Costs of Services Before Reimbursements	$	206,942	$	176,546

Crawford